EXHIBIT 99.5
SECOND AMENDED AND RESTATED
CAMDEN PROPERTY TRUST
KEY EMPLOYEE SHARE OPTION PLAN (KEYSOPTM)

SECOND AMENDED AND RESTATED
CAMDEN PROPERTY TRUST
KEY EMPLOYEE SHARE OPTION PLAN (KEYSOPTM)
 i

SECOND AMENDED AND RESTATED
CAMDEN PROPERTY TRUST
KEY EMPLOYEE SHARE OPTION PLAN (KEYSOPTM)
Preamble
As of February 1, 1997, Camden Property Trust (together with its successors, “CPT”) established the Camden Property Trust Key Employee Share Option Plan™, which was amended and restated as of November 30, 2003 by the Amended and Restated Property Trust Key Employee Share Option Plan™, which was amended as of April 13, 2004 by an Amendment to Amended and Restated Property Trust Key Employee Share Option Plan™ (as amended and restated, the “Original Plan”). Effective as of the Effective Date specified herein, CPT hereby amends and restates the Original Plan as set forth herein to cause the Plan (as defined below) to comply with Section 409A of the Code (as defined below) with respect to Options (as defined below) to which such Section 409A applies.
The purpose of the Plan is to provide (i) a vehicle for the payment of compensation (either salary or bonuses) otherwise payable to the participating key executives of the Employer, commensurate with their contributions to the success of the Employer’s activities, in a form that will provide incentives and rewards for meritorious performance and encourage the recipients’ continuance as employees of the Employer; and (ii) a vehicle for the payment of fees and other consideration, otherwise payable to participating trust managers or directors of CPT, in a form that will provide incentives and rewards for service as a trust manager or director and encourage the recipients’ continuance as trust managers or directors of CPT.
ARTICLE I
Definitions
As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:
1.1 “Beneficiary” means the person or persons designated by a Participant, or otherwise entitled, to exercise Options after a Participant’s death.
1.2 “Board of Trust Managers” or “Board” means the board of trust managers or directors of CPT.
1.3 “Change of Control” shall mean any one or more of the following:
1.3.1 any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than CPT, any trustee or other fiduciary holding securities under an employee benefit plan of CPT, or any company owned, directly or indirectly, by the shareholders of CPT in substantially the same proportions as their ownership of common shares of CPT) together with its “affiliates” and “associates” (as such terms are defined in Rule 12b-2 of the Exchange Act) makes a tender or exchange offer for or is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), or has become the beneficial owner during the most recent twelve-month period ending on the date of the most recent acquisition by such person directly or indirectly, of securities of CPT representing 40% or more of the combined voting power of CPT’s then outstanding securities; or

1.3.2 during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Trust Managers of CPT, and any new trust manager (other than a trust manager designated by a person who has entered into an agreement with CPT to effect a transaction described in Section 1.3.1, 1.3.3 or 1.3.4 of this definition) whose election by the Board or nomination for election by CPT’s shareholders was approved by a vote of at least two-thirds of the trust managers then still in office who either were trust managers at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or
1.3.3 the shareholders of CPT approve a merger or consolidation of CPT with any other company other than (i) a merger or consolidation which would result in the voting securities of CPT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of CPT (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of CPT (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of CPT’s then outstanding securities; or
1.3.4 the shareholders of CPT adopt a plan of complete liquidation of CPT or approve an agreement for the sale, exchange or disposition by CPT of all or a significant portion of CPT’s assets. For purposes of this Section 1.3.4, the term “the sale, exchange or disposition by CPT of all or a significant portion of CPT’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of CPT or any subsidiary of CPT (including the stock of any subsidiary of CPT) in which the value of the assets or stock being sold or otherwise disposed of as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 33 1/3% of the Fair Market Value of CPT (as hereinafter defined). For purposes of the preceding sentence, the “Fair Market Value of CPT” shall be the aggregate market value of the outstanding shares of beneficial interest of CPT (on a fully diluted basis) plus the aggregate market value of CPT’s other outstanding equity securities. The aggregate market value of the common shares of CPT shall be determined by multiplying the number of such common shares (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of such common shares for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other securities of CPT shall be determined in the foregoing manner or by such other method as the Board of Trust Managers shall determine is appropriate.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board of Trust Managers determines otherwise.
1.4 “Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations on rulings issued thereunder.
1.5 “Committee” means the committee appointed in accordance with Section 5.1 to determine awards of Options and administer the Plan.
1.6 “CPT” has the meaning assigned to it in the preamble to this Plan.
1.7 “Designated Property” means shares of regulated investment companies or any other property (including, without limitation, any common shares or other securities of Employer) designated by the Committee as subject to purchase through the exercise of an Option. The Designated Property subject to an Option pursuant to an Option Agreement shall include any dividends or other distributions on the original Designated Property subject to such Option invested or reinvested pursuant to Section 2.4 hereof.
1.8 “Dividend Equivalents” has the meaning assigned to it in one or more Master Exchange Agreements entered into by and between CPT and the Participant.
1.9 “Effective Date” means January 1, 2008.
1.10 “Eligible Participant” means collectively, (i) any individual who is employed by Employer and (ii) any trust manager or director of CPT.
1.11 “Employee” means any individual who is employed by the Employer.
1.12 “Employer” means CPT and/or any of its subsidiaries, and any successors thereto.
1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.
1.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.15 “Exercise Price” means the price that a Participant must pay in order to exercise an Option.
1.16 “Grant Date” means, with respect to any Option, unless otherwise expressly set forth in the applicable Option Agreement, the date on which the Committee invests the compensation or other fees or consideration with respect to the Participant in the Designated Property. It is anticipated that the effective date of the award of an Option shall be the same as the Grant Date.
1.17 “Option” means the right of a Participant, granted by the Employer in accordance with the terms of this Plan, to purchase Designated Property from the Employer at the Exercise Price established under Section 2.3.

1.18 “Option Agreement” means an agreement executed by the Employer and by a Participant to whom Options have been awarded, acknowledging the issuance of the Options and setting forth any terms that are not specified in this Plan.
1.19 “Original Plan” has the meaning assigned to it in the preamble to this Plan.
1.20 “Participant” means any individual who has received an award of Options in accordance with Section 2.2 and whose Options have not been completely exercised. After a Participant’s death, his Beneficiary is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that continue to be exercisable under the terms of the Plan. In the event of a Participant’s disability or other legal incapacity, the Participant’s legal representative is considered to be a Participant to the extent necessary to facilitate the exercise of any Options that are or become exercisable under the terms of the Plan.
1.21 “Plan” means this Second Amended and Restated Camden Property Trust Key Employee Share Option PlanTM, as from time to time amended.
1.22 “Plan Year” means the operating year of the Plan, which ends on December 31st.
1.23 “Post Termination Period” has the meaning assigned to it in Section 3.1.1 of this Plan.
1.24 “Restricted Shares” has the meaning assigned to it in Section 2.1 of this Plan.
1.25 “Rights to Repurchase” has the meaning assigned to it in Section 2.1 of this Plan.
1.26 “Six Month Date” has the meaning assigned to it in Section 3.1.1 of this Plan.
1.27 “Specified Beneficiary” has the meaning assigned to it in Section 3.1.1 of this Plan.
1.28 “Standard Terms” means the terms and conditions set forth in that certain form of Option Agreement attached hereto as Exhibit A.
1.29 “Termination Date” has the meaning assigned to it in Section 3.1.1 of this Plan.
1.30 “Termination Event” means (i) with respect to a Participant who is an Employee, the Termination of Employment of such Participant; and (ii) with respect to a Participant who is a trust manager or director of CPT, the death, retirement, resignation or removal of such Participant from his or her position as a trust manager or director of CPT or the occurrence of any other event that renders such Participant unable to serve as a trust manager or director of CPT.
1.31 “Termination of Employment” means a Participant’s separation from the service of the Employer (including all subsidiaries or other affiliates of the Employer that participate in the Plan) by reason of his resignation, retirement, discharge, death or disability.

1.32 “Trust” means the trust that may be established pursuant to Article VI to hold the Designated Property that is subject to purchase through the exercise of an Option.
1.33 “Trust Agreement” means an agreement setting forth the terms of the Trust established pursuant to Article VI.
1.34 “Trust Fund” means the Designated Property that is subject to an Option that is held in the Trust.
1.35 “Trustee” means the persons or institution acting as trustee of the Trust.
1.36 Rules of construction
1.36.1 Governing law. The construction and operation of this Plan are governed by the laws of the State of Texas.
1.36.2 Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.
1.36.3 Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.
1.36.4 Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.
1.36.5 Severability. To the extent any provision of this Plan is held to be unenforceable, illegal or invalid under any current or future law, such provision shall be fully separable and this Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Plan shall remain in force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Plan, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to the Plan are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 1.36.5.
1.36.6 Original Plan. As of the Effective Date, this Plan amends and restates the Original Plan in its entirety. From and after the Effective Date, the terms of this Plan shall apply to any and all Options that are outstanding as of the Effective Date or issued by Employer on or after the Effective Date.
1.36.7 “Change in Control” means, with respect solely to Section 3.1.2 hereof, a change in the ownership or effective control, as defined in Treasury Regulation Section 1.409A-3(i)(5), of CPT.
1.36.8 “Separation from Service” means a separation from service, as defined in Treasury Regulation Section 1.409A-1(h), to the Employer.

ARTICLE II
Award of Options
2.1 Eligibility for awards. Awards of Options may be made to any Eligible Participant selected by the Committee from (i) the executive officers and other key employees who occupy senior managerial or professional positions and who have the capacity of making a substantial contribution to the success of the Employer and (ii) the trust managers or directors of CPT. In making this selection and in determining the form and amount of options the Committee shall consider any factors it deems relevant, including, without limitation, the individual’s length of service, functions, responsibilities, value of services to the Employer and past and potential contributions to the Employer’s profitability and growth. Options may also be issued to (i) Eligible Participants in connection with the issuance of those certain rights to repurchase (“Rights to Repurchase”) restricted common shares of beneficial interest of CPT (“Restricted Shares”) pursuant to one or more Master Exchange Agreements by and between CPT and such Eligible Participants and (ii) Eligible Participants and former Eligible Participants in respect of dividend equivalent payments payable to such Eligible Participants and former Eligible Participants with regard to Restricted Shares subject to Rights to Repurchase (provided, that, the Committee in its sole discretion shall determine the terms applicable to any Options granted to former Eligible Participants with respect to any such dividend equivalent payments).
2.2 Procedure for awarding Options. The recipients of Options are determined from time to time by the Committee. No Committee member may take part in any way in determining the amount of any award of Options to himself. Awards become effective upon the Grant Date. Except as provided in Section 2.4, no awards will be made under the Plan on and after January 1, 2005.
2.3 Selection of Designated Property and Establishment of Exercise Price. When an Option is awarded, the Committee will specify the Designated Property that may be purchased by exercise of the Option and will fix the Exercise Price. If the Employer acquires Designated Property specified by an Option Agreement in accordance with Section 2.5 hereunder, such Designated Property must:
(a) not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it (except as otherwise provided in Section 6.2); and
(b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.
Unless a greater Exercise Price is specified in a particular Option Agreement, the Exercise Price will equal twenty-five percent (25%) of the compensation, fee or other consideration invested in the Designated Property on the Grant Date.
2.4 Effect of dividends and distributions with respect to Designated Property. The Employer agrees to invest all dividends and distributions paid with respect to Designated Property in additional Designated Property (which may or may not be shares or other increments of the same investment that generated such dividends and distributions) as determined in the sole discretion of the Committee. Any property acquired through investment of dividends and distributions will be subject to an Option in favor of the Participant as set forth in the pertinent Option Agreement.

2.5 Held in Trust. As soon as reasonably practicable following the grant of an Option, the Employer may acquire the Designated Property and contribute it to the Trust. At the time contributed to the Trust, the Designated Property shall not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in Section 6.2.
2.6 Substitution of other property for Designated Property. Following the grant of an Option hereunder, the Committee shall not exchange or substitute any Designated Property subject to such Option.
2.7 Option Agreements. In connection with the grant of Options hereunder, a Participant shall execute and deliver any and all certificates, elections and agreements (including without limitation one or more Option Agreements) as the Committee shall determine to be appropriate. In the event that the Committee grants an Option to a Participant hereunder but elects not to have the Participant execute an Option Agreement, then the Designated Property subject to such Option shall be as reflected in the books and records of the Plan as maintained by the Committee and the terms and conditions of the Option relating to such Designated Property shall be the Standard Terms.
ARTICLE III
Exercise of Options
3.1 Period for exercise of Options.
3.1.1 Options that vest on or before December 31, 2004. This Section 3.1.1 applies to any Option granted hereunder that vested on or before December 31, 2004. Such Options may be exercised by a Participant at any time during the period beginning six months after the Grant Date (provided, however, that upon any Termination Event with respect to a Participant, any of the Participant’s Options that are attributable to any Dividend Equivalents or any deferred salary of the Participant shall be exercisable immediately) and ending on the earliest of:
(a)	following any Termination Event with respect to the Participant, the expiration of the Post Termination Period, or

(b)	thirty (30) years after the Grant Date.

For purposes hereof, the “Post Termination Period” means, as to each Participant, the period commencing on the day immediately following the occurrence of a Termination Event with respect to such Participant (the “Termination Date”) and ending on the later of (i) one year from the Termination Date or (ii) the number of complete years of employment by the Participant with Employer, or the number of complete years of service by the Participant as a trust manager or director of CPT, through the Termination Date (provided, that, if the Participant has completed at least ten (10) complete years of employment with Employer or service as a trust manager or director of CPT, as calculated hereunder, then such period shall end thirty (30) years from the Grant Date of each Option). For purposes hereof, any period of employment (or service) of a Participant that is less than one year shall be disregarded in calculating the Post Termination Period. In the event of any merger of any entity with and into Employer, any former employee (or trust manager or director) of such merged entity who becomes an Employee (or trust manager or director) of Employer may, in the sole discretion of the Committee, receive credit for all or a portion of such Employee’s (or trust manager’s or director’s) complete years of employment (or service) with such merged entity for purposes of calculating the Post Termination Period hereunder. In the event that a Participant was employed by Employer or had served as a trust manager of CPT and there was a Termination Event with respect to such Participant and later the Participant became an Employee of Employer or a trust manager of CPT again, then, unless a waiver (in writing) is granted to such Participant by the Committee, for purposes of calculating the Post Termination Period, only the complete years of employment or service of the Participant immediately preceding the current Termination Event shall be considered (i.e. the Post Termination Period will be calculated based on the period beginning upon the date that such Participant re-commenced employment with Employer or services as a trust manager or director of CPT and ending upon the most recent Termination Event). Notwithstanding any provision hereof to the contrary, (i) upon the date that is six months after the date of the death of a Participant (the “Six Month Date”), and at any time thereafter, the Post Termination Period applicable to any of such Participant’s Options held by any person other than the surviving spouse of such Participant or a trust in which such surviving spouse is a then-living beneficiary (each a “Specified Beneficiary”), including without limitation any such Options that were originally held by a Specified Beneficiary on the Six Month Date that are no longer so held due to the death of the surviving spouse or any subsequent transfer of such Options, shall be equal to the shorter of (A) the Post Termination Period (as calculated above) and (B) one year from the Six Month Date, or if the Options were held by a Specified Beneficiary on the Six Month Date, one year from the first date thereafter that such Options are no longer held by a Specified Beneficiary; and (ii) in the event that the Committee determines that any act or omission of a Participant constitutes fraud or a violation of applicable law or any act or omission of a Participant in connection with the business or affairs of CPT constitutes gross negligence or intentional misconduct (including, without limitation, any violation of a CPT policy in any material respect), then the Committee in its sole discretion, may, upon delivery of written notice to the Participant, reduce the Post Termination Period to the shorter of (A) the Post Termination Period and (B) sixty (60) days from the date that the Committee determines that the Participant has committed such act or omission.
3.1.2 Options that vest after December 31, 2004.

(a)
Options granted prior to January 1, 2008 that vest after December 31, 2004. This Section 3.1.2(a) applies to any Options granted hereunder prior to January 1, 2008, that vest after December 31, 2004, which were placed in the Trust for the benefit of the Participant. Notwithstanding any contrary provision in Section 3.1.1 hereof, the Option Agreements governing such Options have heretofore been amended to comply with Internal Revenue Code Section 409A and Treasury Regulations issued pursuant thereto, as described herein. The Participant to whom such an Option was awarded was provided with an election, to be made no later than December 31, 2007, as to the date on which such Option will be exercisable. The Participant was permitted to make a separate election, also no later than December 31, 2007, as to the date on which such Option will be exercisable following the Participant’s Separation from Service or the occurrence of a Change in Control, provided, however, that in the event of a Participant’s Separation from Service, the Option may not be exercised before the expiration of six months from the date of the Participant’s Separation from Service. If no such elections were made, such Option shall be exercisable on the later of (i) or (ii) below:

(i)	The later of January 1, 2012, or two years following the date on which the Option vests; or
(ii)	The earlier of the 16th month following the month in which the Participant Separates from Service or the 16th month following the month in which a Change in Control occurs.
The exercise date elected by a Participant pursuant to this Section 3.1.2(a) may not be prior to January 1, 2008.
(b)
Options granted on and after January 1, 2008. This Section 3.1.2(b) applies to any Options granted hereunder on and after January 1, 2008 that are placed in the Trust hereunder for the benefit of the Participant. Notwithstanding any contrary provision in Section 3.1.1 hereof, such Option shall be exercisable on the date elected by the Participant, but no earlier than six months after the Grant Date of the Option. The Participant may make a separate election as to when the Option shall be exercisable following the Participant’s Separation from Service or the occurrence of a Change in Control, provided, however, that in the event of a Participant’s Separation from Service, the Option may not be exercised before the expiration of six months from the date of the Participant’s Separation from Service. The Participant’s elections pursuant to this Section 3.1.2(b) shall be made no later than such Option’s Grant Date. If no such elections are made, such Option shall be exercisable on the later of (i) or (ii) below:

(i)	The later of January 1, 2012, or two years following the date on which the Option vests; or
(ii)	The earlier of the 16th month following the month in which the Participant Separates from Service or the 16th month following the month in which a Change in Control occurs.

(c)
Latest permissible exercise date. The exercise date elected by the Participant with respect to an Option pursuant to either Section 3.1.2(a) or 3.1.2(b), may not be later than 30 years following the Grant Date of the Option. In the event of the Participant’s Separation from Service, the exercise date applicable to the Participant’s Separation from Service may not be later than the date on which the Post-Termination Period expires. If the Participant Separates from Service prior to the otherwise applicable Option exercise date and the Option exercise date applicable to the Participant’s Separation from Service is later than the date on which the Post-Termination Period expires, such elected exercise date shall be disregarded and the exercise date related to a Separation from Service shall be the date on which the Post-Termination Period expires.

For purposes of this Section 3.1.2, the Post-Termination Period shall have the meaning described in Section 3.1.1 hereof, except that a Participant’s Termination Date shall be the date on which the Participant Separates from Service and a Termination Event must be caused by a Separation from Service.
(d)
Election to defer the exercise date. With respect to an Option subject to this Section 3.1.2, the Participant may elect, on and after January 1, 2008, to defer the date on which his or her Options are exercisable under Section 3.1.2(a) or 3.1.2(b) hereof if the following requirements are satisfied:

(i)	An election to defer the exercise date must be submitted to the Employer no later than twelve (12) months and one day prior to the otherwise scheduled exercise date;
(ii)	The election must defer the exercise date to a date no earlier than five years from the otherwise scheduled exercise date; and
(iii)	The election will not be effective for at least twelve (12) months following the date on which the election is filed.
An election made under this Section 3.1.2(d) may not defer the Option exercise date to a date later than 30 years following the Option’s Grant Date or the expiration of the Post-Termination Period, if applicable. If the Participant Separates from Service prior to the otherwise applicable Option exercise date and the Option exercise date applicable to the Participant’s Separation from Service is later than the date on which the Post-Termination Period expires, such elected exercise date shall be disregarded and the exercise date related to a Separation from Service shall be the date on which the Post-Termination Period expires.
(e)
Grace period. With respect to an Option to which this Section 3.1.2 applies, the Option may be exercised on the applicable exercise date or within the 90-day period that begins with the exercise date. Following December 31 of the year in which the exercise date occurs, the Option expires and is no longer exercisable.

3.2 Procedure for exercising Option. A Participant may exercise all of an Option by giving written notice to the Committee and either tendering payment of the applicable Exercise Price or requesting that the Committee approve a net exercise in accordance with Section 3.3. As set forth in Section 4 of the Option Agreements, in the event that a Participant exercises an Option with respect to any Designated Property and multiple shares or other increments of any particular mutual fund or other investment constituting such Designated Property have been acquired at different times with respect to Options granted to the Participant or dividends or other distributions thereon invested in such Designated Property and are held in the Trust established pursuant to Article VI of this Plan, unless the Committee elects otherwise, such Participant shall be treated as if he or she has exercised an Option to acquire such Designated Property with an Exercise Price equal to the average of all separate Exercise Prices applicable to the shares or other increments of the particular mutual fund or other investment constituting such Designated Property (such Exercise Price to be determined by the Committee as a weighted average of the specific Exercise Prices based upon the number of shares or other increments of the Designated Property acquired with respect to such Options or invested dividends or other distributions).
3.3 Net exercise of Option. At a Participant’s request, the Committee may, in its sole discretion, consent to the payment to the Participant, in lieu of the exercise of an Option, of cash equal to the difference between (a) the fair market value of the Designated Property subject to the Option or portion of an Option that he proposes to exercise and (b) subject to Section 4 of the Option Agreements, the applicable Exercise Price.
3.4 Inalienability of Options. Except as otherwise provided in Section 3.5, no Option granted under this Plan may be transferred, assigned or alienated, except as provided herein, and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Participant to whom it was granted, by his Beneficiary after his death, or the Participant’s assignee pursuant to Section 3.5.
3.5 Permitted Transfers. A Participant may at any time prior to death, assign or pledge all or any portion of an Option to:
(a) the Participant’s spouse or lineal descendants,
(b) the trustee of a trust for the primary benefit of the Participant’s spouse or lineal descendants,
(c) a partnership of which the Participant (or an entity wholly-owned by the Participant), the Participant’s spouse and lineal descendants are the only partners,
(d) a tax exempt organization as described in Section 501(c)(3) of the Code. Any such assignment will be permitted only if an assignment is expressly permitted in the Option Agreement, or approved in writing by the Committee, and the Participant receives no consideration for the assignment, or

(e) a lender (reasonably acceptable to the Committee) pursuant to a pledge agreement so long as the pledge of such Options does not alter the terms, conditions and restrictions of such Options as set forth in this Plan and the Option Agreement immediately prior to such pledge.
Any such assignment or pledge will be evidenced by appropriate written documents in the form prescribed by the Committee executed by the requisite parties, and delivered to the Committee on or before the relevant effective date. In the event of such assignment or pledge the spouse, lineal descendant, trustee, partnership, tax exempt organization or lender will be entitled to all of the rights of the Participant with respect to the assigned portion of the Option, and such portion of the Option, will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in this Plan and the Option Agreement. Without limiting the foregoing, the occurrence of any Termination Event and the calculation of any Post Termination Period shall continue to be made with reference to the assignor Participant notwithstanding any permitted assignment, transfer or pledge hereunder.
3.6 Delivery of Designated Property. On the date of exercise, or as soon as practicable thereafter (but in no event later than five business days after the Participant has delivered to the Committee any and all documents required to evidence such exercise), the Employer will deliver or cause to be delivered the Designated Property then being purchased to the Participant (the Participant’s Beneficiary pursuant to Section 3.8, or the Participant’s assignee pursuant to Section 3.5). In the event that the listing, registration or qualification of the Option or the Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained. Neither the Committee nor the Participant may exercise any discretion with respect to such delay, and the Option shall be exercised in whole on the earliest date on which such listing, registration, qualification, consent or approval has been effected or obtained or on which the Committee reasonably anticipates that the exercise will not cause a violation of federal securities laws or other applicable law.
3.7 Tax Withholding. Whenever Designated Property is to be delivered upon exercise of an Option under the Plan, the Employer will require as a condition of such delivery (a) the cash payment by the Participant of an amount sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (b) the withholding of such amount from any Designated Property to be delivered to the Participant, (c) the withholding of such amount from compensation otherwise due to the Participant, or (d) any combination of the foregoing, at the election of the Participant with the consent of the Employer. Such election will be made before the date on which the amount of tax to be withheld is determined by the Employer, and such election will be irrevocable. With the consent of the Employer, the Participant may elect a greater amount of withholding, not to exceed the amount of the Designated Property that otherwise would be delivered to the Participant. Such election will be made at the same time and in the same manner as provided above.

3.8 Election of Beneficiary.
3.8.1 Designation or Change of Beneficiary by Participant. When Options are first awarded to a Participant, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant’s current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. Notwithstanding the foregoing, any Participant who is married must obtain the consent or joinder of his or her spouse in order to designate a Beneficiary other than his or her spouse. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate, unless the Participant has specified otherwise.
3.8.2 Beneficiary if no election is made. Unless a different Beneficiary has been elected in accordance with Section 3.8.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.
ARTICLE IV
Amendment or Termination of the Plan
4.1 Employer’s right to amend or terminate Plan. The Board may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants; provided, that, except as provided herein, any such termination shall be prospective only and shall not affect the right of the Participants to leave Designated Property in the Plan (subject to existing Options) in accordance with the provisions of this Plan. Notwithstanding the foregoing, in the event that legal counsel for CPT delivers an opinion to CPT to the effect that the continuation of the Plan with respect to the Designated Property then subject to the Plan would cause CPT to lose its status as a REIT pursuant to Sections 856-859 of the Code, and the Employer determines in good faith that there is no feasible alternative that would result in the continuation of the Plan and the preservation of CPT’s REIT status, then the Board may terminate the Plan with respect to any Designated Property then subject to the Plan (and Options hereunder); provided, that, in such case the Board shall provide the Participants with reasonable prior written notice of such termination and an opportunity to exercise outstanding Options. Any amendment to the Plan will be binding upon all Participants and Beneficiaries, the Committee and all other parties in interest.
4.2 When amendments take effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.
4.3 Amendment of Options. An Option Agreement may be amended by the Committee at any time if the Committee determines that an amendment is necessary or advisable as a result of:

(a) any addition to or change in the Code or ERISA, a federal or state securities law or any other law or regulation, which occurs after the Grant Date and by its terms applies to the Option,
(b) any substitutions of Designated Property pursuant to Section 2.6,
(c) any Plan amendment or termination pursuant to Section 4.1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or
(d) any circumstances not specified in Paragraphs (a), (b) or (c), with the consent of the Participant.
ARTICLE V
Administration
5.1 The Committee. The Plan will be administered by a Committee consisting of one or more persons appointed by the Board of Trust Managers. After his or her initial appointment, a member of the Committee shall serve as such until the earlier of his or her death, removal by the Board, resignation, or, with respect to any member of the Committee who is an Employee or trust manager or director, the occurrence of a Termination Event with respect to such member. The Committee will act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting.
(a) The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee will have full authority to act.
(b) Any member of the Committee may resign by written resignation delivered to the Board. Any such resignation will become effective upon its receipt by the Board or on such other date as agreed to by the Board and the resigning member.
5.2 Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee will have, in addition to any other powers conferred by the Plan or by law, the following powers:
(a) to determine eligibility to participate in the Plan and eligibility to receive Options;
(b) to grant Options, and to determine the form, amount and timing of such Options;
(c) to determine the terms and provisions of the Option Agreements, and to modify such Option Agreements as provided in Section 4.3;
(d) to substitute Designated Property held in Trust as provided in Section 2.6;

(e) to maintain all records necessary for the administration of the Plan;
(f) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;
(g) to construe and interpret the provisions of this Plan, to resolve any ambiguities arising hereunder and to perform any mathematical and other calculations required with respect to the Options;
(h) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;
(i) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and
(j) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.
5.3 Determinations by the Committee. The Committee will interpret and construe the Plan and the Option Agreements, and its interpretations and determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan or any Option Agreement.
5.4 Indemnification of the Committee. The Employer will indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence.
(a) Expenses and liabilities against which a member of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or her or the settlement thereof.
(b) This right of indemnification will be in addition to any other rights to which any member of the Committee may be entitled.
(c) The Employer may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Employer, with such member’s consent which will not be unreasonably withheld.
5.5 Expenses of the Committee. The members of the Committee will serve without compensation for services as such. All expenses of the Committee will be paid by the Employer.

ARTICLE VI
Trust Provisions
6.1 Establishment of the Trust. A trust may be established to hold all Designated Property contributed by the Employer pursuant to Section 2.5. Except as otherwise provided in Section 6.2, and Section 12 of the Trust Agreement, the Trust will be irrevocable and no portion of the Trust Fund will be used for any purpose other than the delivery of Designated Property pursuant to the exercise of an Option, and the payment of expenses of the Plan and Trust.
6.2 Trust Status. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Employer is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund will remain the property of the Employer and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Employer.
ARTICLE VII
Miscellaneous Provisions
7.1 No Rights of Shareholder. Neither the Participant, a Beneficiary nor any assignee will be, or will have any of the rights and privileges of, a stockholder with respect to any Designated Property purchasable or issuable upon the exercise of an Option, prior to the date of exercise of such Option.
7.2 No Right to Continued Employment. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any person at any time without regard to the effect that such discharge will have upon such person’s rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights that a Participant may have against the Employer by reason of any employment or other agreement with the Employer.
7.3 Notices. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Employer at its executive offices, and any notice to the Participant will be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Employer. No notice will be binding on the Committee until received by the Committee, and no notice will be binding on the Participant until received by the Participant.
7.4 Coordination with Employment Agreement. To the extent any provisions of this Plan conflict with the provisions of any employment agreement entered into between the Employer and the Participant, the terms of the employment agreement shall control. To the extent that any such employment agreement provides for the automatic or accelerated vesting of securities or derivative securities held by the Participant upon the occurrence of a change of control, business combination or other enumerated event, any Option Agreements shall likewise be deemed to be governed by such provisions and shall likewise vest on the terms and conditions set forth in such employment agreement. In the event that a Participant and the Employer have not entered into an employment agreement, upon a Change of Control with respect to CPT, any unvested Options of a Participant hereunder that would otherwise vest (assuming no Termination Event with respect to such Participant) within the six month period following such Change of Control shall automatically vest upon such Change of Control.
7.5 Limitation on Acceleration for Participants not Subject to an Employment Agreement. Notwithstanding any other provision in this Plan, to the extent that the acceleration of vesting of any Options of a Participant who is not then a party to an employment agreement with Employer following a Change in Control, when aggregated with other payments or benefits to the Participant, whether or not payable pursuant to this Plan, would, as determined by tax counsel selected by CPT, result in “excess parachute payments” (as defined in Section 280G of the Code), such parachute payments or benefits provided to the Participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the Participant’s net after tax benefit (after taking into consideration all other payments made by CPT to the Participant) shall exceed the net after tax benefit if such reduction were not made. “Net after tax benefit” shall mean the sum of (i) all payments and benefits which the Participant receives or is then entitled to receive that would constitute a “parachute payment” within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the Participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.
7.6 In the event that a Termination Event shall occur to or with respect to a Participant, then the Committee may, in its sole discretion, charge the Costs of Administration (as herein defined) with respect to the Participant’s Options and the Participant’s rights under the Option Agreements to the Participant (and any transferee or assignee of any of the Participant’s Options) during any periods following the Termination Event and prior to the exercise by the Participant of all of his or her Options. For purposes hereof the “Costs of Administration” with respect to a Participant’s Options and the Participant’s rights under the Option Agreements shall equal five thousand dollars ($5,000) per year; provided, that, beginning with calendar year 2004 and with respect to each calendar year thereafter, the Committee may increase the Costs of Administration in an amount equal to the increase in the CPI (as herein defined) as of January 1 of the particular year as compared to the CPI as of January 1 of the immediately preceding year. The Participant and all transferees and assignees of the Participant’s Options shall be jointly and severally liable for such Costs of Administration. The Committee may assess such Costs of Administration on an annual, quarterly or other basis. The Participant and his or her transferees and assignees will pay such Costs of Administration no later than thirty (30) days after receipt of written demand therefor from the Committee. Without limiting any other remedies available to the Employer, upon a failure by a Participant or his or her transferees or assignees to timely pay any such Costs of Administration, (i) the Committee may cancel one or more of the Options originally issued to the Participant and deliver the underlying Designated Property to the Employer to fund such administrative costs and/or (ii) the Committee may withhold an amount equal to such Costs of Administration from any dividends and distributions payable on such Designated property (in lieu of reinvesting such dividends and distributions pursuant to Section 2.4 hereof) and apply such dividends and distributions to the payment of the Costs of Administration. For purposes hereof “CPI” means the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84 = 100) all items (CPI-U), or if such index shall cease to be published such reasonably comparable commercially recognized, governmental or non-partisan alternative publication the Committee shall select.
IN WITNESS WHEREOF, Camden Property Trust has caused these presents to be executed by its duly authorized officer this 27th day of November, 2007, to be effective as of the Effective Date.

CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
Dennis M. Steen
Chief Financial Officer, Senior Vice President-Finance and Secretary

EXHIBIT A
FORM OF OPTION AGREEMENT
CAMDEN PROPERTY TRUST
KEY EMPLOYEE SHARE OPTION PLAN (KEYSOPTM)
OPTION AGREEMENT
1. An Option is hereby granted to the Participant to purchase from the Employer the Designated Property indicated below at the Exercise Price set forth below:

Name of Participant:

Designated Property:	PACESM Fund , Established by the Rabbi Trustee

Amount Invested:	$

Units of the Designated Property

Exercise Price:	25% of the Value at Grant Date

Grant Date:
2. Except as specifically provided in this Agreement, the rights of the Participant, or any other person entitled to exercise the Option, are governed by the terms and provisions of the Camden Property Trust Key Employee Share Option PlanTM, as amended (as amended, the “KEYSOP”), which are incorporated by reference into this Agreement. All initial capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the KEYSOP.
3. The Option may be exercised only by the Participant, the Participant’s Beneficiary pursuant to Section 3.8 of the KEYSOP, or the Participant’s assignee pursuant to Section 3.5 of the KEYSOP. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process.
4. The Participant shall make an election regarding the date on which the Option will be exercisable. The Participant shall make a separate election as to date on which the Option shall be exercisable following the Participant’s Separation from Service or the occurrence of a Change in Control, provided, however, that in the event of a Participant’s Separation from Service, the Option may not be exercised before the expiration of six months from the date of the Participant’s Separation from Service. Such elections shall be made no later than the Grant Date.
If no such elections are made as of the Grant Date, the Option shall be exercisable on the later of (i) or (ii) below:

(i) The later of January 1, 2012 or two years following the date on which the Option vests; or
(ii) The earlier of the 16th month following the month in which the Participant Separates from Service or the 16th month following the month in which a Change in Control occurs.
The exercise date elected by the Participant may not be later than 30 years following the Grant Date. In the event of the Participant’s Separation from Service, the exercise date applicable to the Participant’s Separation from Service may not be later than the date on which the Post-Termination Period expires. If the Participant Separates from Service prior to the otherwise applicable Option exercise date and the Option exercise date applicable to the Participant’s Separation from Service is later than the date on which the Post-Termination Period expires, such elected date shall be disregarded and the exercise date related to a Separation from Service shall be the date on which the Post-Termination Period expires.
The Option shall be exercisable on the date elected or otherwise applicable under this paragraph 4 and within the 90-day period that begins with such exercise date.
The Participant may elect to defer the date on which the Option is exercisable if the following requirements are satisfied:
•	An election to defer the exercise date must be submitted to the Committee no later than twelve (12) months and one day prior to the otherwise scheduled exercise date;
•	The election must defer the exercise date to a date no earlier than five years from the otherwise scheduled exercise date; and
•	The election will not be effective for at least twelve (12) months following the date on which the election is filed.
5. Written notice of an election to exercise the Option (an “Election Notice”), specifying the exercise date and enclosing this Agreement and payment of the Exercise Price, shall be (a) delivered to the Committee at the following address no later than the exercise date, or (b) mailed (by certified mail, postage prepaid), to the Committee at the following address no later than three business days prior to the exercise date:
Dennis Steen
Chief Financial Officer
Camden Property Trust
3 Greenway Plaza
Suite 1300
Houston, Texas 77046

The Participant agrees and acknowledges that the Committee established pursuant to Article V of the KEYSOP shall have broad power and authority to administer the KEYSOP and the Options granted thereunder. Without limiting the powers granted to the Committee pursuant to the applicable provisions of the KEYSOP, (i) in the event that Participant shall exercise this Option or any other Option with respect to any Designated Property, then to the extent that multiple shares or other increments of any particular mutual fund or other investment constituting such Designated Property have been acquired at different times with respect to Options granted to the Participant or dividends or other distributions thereon invested in such Designated Property and are held in the trust established pursuant to Article VI of the KEYSOP, the Participant shall be treated as if he or she has exercised an Option to acquire such Designated Property (subject to the Option specified in the Participant’s Election Notice) with an Exercise Price per share or other increment equal to the average of all of the separate Exercise Prices applicable to the shares or other increments of the particular mutual fund or other investment constituting such Designated Property (such Exercise Price to be determined by the Committee as a weighted average of the specific Exercise Prices based upon the number of shares or other increments of the Designated Property acquired with respect to such Options or invested dividends or other distributions); and (ii) following any Termination of Employment (as defined in the KEYSOP as of November 30, 2003) with respect to the Participant, the Committee shall charge the Costs of Administration with respect to the Participant’s Options and the Participant’s rights under the Option Agreements to the Participant (and any transferee or assignee of any of the Participant’s Options) during any periods following the Participant’s Termination of Employment and prior to the exercise by the Participant of all of his or her Options, in accordance with the terms of the KEYSOP.
6. Payment of the Exercise Price shall be made by check (or other form of payment acceptable to the Employer) no later than the exercise date (or as a net exercise as set forth in Section 3.3 of the KEYSOP), and the Participant may satisfy all federal, state and local withholding tax requirements in any manner permitted under the KEYSOP.
7. Neither the Participant, a Beneficiary nor any assignee shall be, or shall have any of the rights and privileges of, a stockholder with respect to any Designated Property purchasable or issuable upon the exercise of an Option, unless and until such Option is exercised and the purchase price for the Designated Property has been paid in full.
8. The Option is conditioned upon the acceptance of this Agreement by the Participant as evidenced by the return of an executed copy to the Committee no later than ten days after the Grant Date.
9. Except to the extent preempted by federal law, the Option and this Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the choice of law principles of such state.
10. Any termination of the KEYSOP from and after the Grant Date shall be prospective only and shall not apply to this Agreement or the Option described herein unless a retroactive termination is permitted by the terms of the KEYSOP as in effect as of the Grant Date.

CAMDEN PROPERTY TRUST

By:

Name:

For the Committee
PARTICIPANT
The undersigned has consulted with tax and legal advisors and is not relying on the advice or representations of the Employer or the Committee on any legal or tax matters.

Participant

Spouse

A-4